UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 23, 2009

CENTURY PROPERTIES FUND XIV

(Exact name of Registrant as specified in its charter)

            California                0-9242                  94-2535195

      (State or other jurisdiction (Commission            (I.R.S. Employer

           of incorporation)        File Number)        Identification Number)

55 Beattie Place

Post Office Box 1089

Greenville, South Carolina 29602

(Address of principal executive offices)

(864) 239-1000

(Issuer's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement.

Century Properties Fund XIV (the “Registrant”) owns a 100% interest in Century Sun River, Limited Partnership, an Arizona limited partnership (the “Seller”), which owns Sun River Village Apartments (“Sun River”), a 334-unit apartment complex located in Tempe, Arizona.  On February 23, 2009 (the “Effective Date”), the Seller entered into a Purchase and Sale Contract (the “Purchase Agreement”) with a third party, Sierra Realty & Management, LLC, an Illinois limited liability company (the “Purchaser”), to sell Sun River to the Purchaser for a total sales price of $19,200,000.

The following is a summary of the terms and conditions of the Purchase Agreement, which summary is qualified in its entirety by reference to the Purchase Agreement, a copy of which is attached as an exhibit.

PURCHASE PRICE.  The total purchase price is $19,200,000 subject to certain prorations and adjustments at the closing.  The Purchaser delivered an initial deposit of $250,000. On or before the date the feasibility period expires, the Purchaser is required to deliver an additional deposit of $250,000.  If the Purchaser fails to notify the Seller in writing of its intent to terminate the contract prior to the end of the feasibility period, the initial deposit will become non-refundable.

CLOSING.  The expected closing date of the transaction is March 31, 2009. The Seller has the right to extend the closing to a date not later than 45 days following the closing date by delivering written notice to the Purchaser. The closing is also subject to customary closing conditions and deliveries.

COSTS AND FEES.  The Seller will pay the cost of recording any instruments required to discharge any liens or encumbrances against Sun River, the base premium with respect to the Title Policy and one-half of the customary closing costs of the Escrow Agent. The Purchaser will pay any premiums or fees with respect to the Title Policy and one-half of the customary closing costs of the Escrow Agent.

REPRESENTATIONS AND WARRANTIES.  The Seller and the Purchaser each made limited representations and warranties to the other.

RISK OF LOSS. The risk of loss or damage to Sun River by reason of any insured or uninsured casualty during the period through and including the closing date equal to or less than $1,000,000 will be borne by the Seller. The Seller must maintain in full force and effect until the closing date all existing insurance coverage on Sun River.

ASSIGNMENT.  With the exception of an assignment to an affiliate of the Purchaser, the Purchase Agreement is not assignable by the Purchaser without first obtaining the prior written approval of the Seller.

DEFAULTS AND REMEDIES.  If the Purchaser defaults on its obligations to deliver when required any required deposits, the purchase price or any other specified deliveries, then the Purchaser will forfeit its deposits to the Seller, and neither party will be obligated to proceed with the purchase and sale.  The Seller expressly waived the remedies of specific performance and additional damages for any such defaults by the Purchaser.

If the Seller, prior to the closing, defaults in its representations, warranties, covenants, or obligations then the Purchaser has the option of (i) terminating the Purchase Agreement, receiving a return of its deposits, and recovering, as its sole recoverable damages its documented direct and actual out-of-pocket expenses and costs up to $100,000 or (ii) seeking specific performance of the Seller’s obligation to deliver the deed pursuant to the Purchase Agreement.

Item 9.01   Financial Statements and Exhibits

(c)   Exhibits

10.6        Purchase and Sale Contract between Century Sun River, Limited Partnership, an Arizona limited partnership and Sierra Realty & Management, LLC, an Illinois limited liability company, dated February 23, 2009.*

*Schedules and supplemental materials to the exhibit have been omitted but will be provided to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTURY PROPERTIES FUND XIV

By:  Fox Capital Management Corporation

Managing General Partner

By:  /s/Stephen B. Waters

Stephen B. Waters

Vice President

Date: February 26, 2009